UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 10, 2025
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Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

379 Interpace Parkway	07054
Parsippany, NJ
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 496-4700
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CAR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 11, 2025, Avis Budget Group, Inc. (the “Company,” “we,” “our” or “us”) reported our fourth quarter and full year 2024 results. Our fourth quarter and full year 2024 results are discussed in detail in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On February 11, 2025, we announced that Joseph A. Ferraro, President and Chief Executive Officer, will transition to a Board Advisor role effective June 30, 2025. On February 10, 2025, the Board of Directors (the "Board") of the Company appointed Brian J. Choi, who has been serving as Chief Transformation Officer, as the Company's Chief Executive Officer ("CEO"), effective July 1, 2025. The Board also appointed Jagdeep Pahwa, the Company's current Board Chairman, as Executive Chairman, effective March 1, 2025.

Transition Arrangements

While Mr. Ferraro remains CEO, he will continue to receive his existing salary and will be eligible for a pro-rated bonus for 2025, subject to performance goal attainment. He is expected to receive a 2025 equity grant, comprised of a combination of time-based restricted stock units and performance-based restricted stock units (“PSUs”), in each case with a one-year vest, and with the PSUs subject to attainment of Adjusted EBITDA goals.

The Company expects to enter into an advisory arrangement with Mr. Ferraro providing for continued compensation of approximately $150,000 per month for his Board Advisor services for up to 12 months.

In accordance with Mr. Ferraro’s pre-existing severance agreement, he will be eligible to receive the cash severance, continued benefits and equity vesting set forth in such agreement.

Information Regarding Appointment of Brian J. Choi as Chief Executive Officer

Mr. Choi, age 41, has served as Chief Transformation Officer since January 2024. Previously, he served as Chief Financial Officer from August 2020 to December 2023. Previously, Mr. Choi served on the Board from January 2016 through August 2020. Prior to joining the Company, Mr. Choi was a partner at SRS and served in various roles at SRS since October 2008. Previously, Mr. Choi worked at Metalmark Capital from 2007 to 2008 and he also served as an analyst in the Leveraged Finance Group at Lehman Brothers from 2005 to 2007.

Upon effectiveness of Mr. Choi’s appointment as CEO, Mr. Choi's current base salary of $675,000 will increase to $1.0 million and his annual incentive target will increase to 150% of base salary. Mr. Choi’s 2025 long-term incentive award is expected to have a grant value of $3.75 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 11, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Cathleen DeGenova
Cathleen DeGenova Senior Vice President and Chief Accounting Officer
Date: February 11, 2025